UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2025

AmpliTech Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40069	27-4566352
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Plant Avenue, Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

(631)-521-7831

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMPG	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	AMPGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On November 3, 2025, the Company issued a press release announcing that AmpliTech Group Issues Free Writing Prospectus Providing Additional Details of its 2025 Unit Rights Offering and its 5G ORAN Growth Opportunity. A copy of the Free Writing Prospectus may be obtained at the Company’s website: https://www.amplitechgroup.com/investor-relations

The information in this Item 7.01, including Exhibit 99.9 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. A copy of the

Not a Solicitation

This Current Report does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, and shall not constitute an offer, solicitation or sale, nor shall there be any sale of such securities of the Company in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.9	Press Release dated November 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLITECH GROUP INC.

Date: November 3, 2025	By:	/s/ Fawad Maqbool
	Name:	Fawad Maqbool
	Title:	Chief Executive Officer